UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 27, 2025

SPHERE ENTERTAINMENT CO.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-39245	84-3755666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Pennsylvania Plaza, New York, NY	10121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (725) 258-0001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock	SPHR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

As previously disclosed, on April 24, 2025, Sphere Entertainment Co. (the “Company”), MSG Networks Inc., a wholly-owned subsidiary of the Company (“MSG Networks”), MSGN Holdings, L.P., a wholly-owned subsidiary of MSG Networks (the “Borrower”), MSGN Eden, LLC, a wholly-owned subsidiary of MSG Networks and the general partner of the Borrower (“MSGN Eden”), Regional MSGN Holdings LLC, a wholly-owned subsidiary of MSG Networks and the limited partner of the Borrower (“Regional MSGN”), certain subsidiaries of the Borrower, the Lenders and the Teams (each as defined below) entered into a Transaction Support Agreement (the “Transaction Support Agreement”) with respect to (i) the restructuring of the debt of subsidiaries of MSG Networks and (ii) amendments to the media rights agreements between subsidiaries of MSG Networks, on the one hand, and New York Knicks, LLC and New York Rangers, LLC (collectively, the “Teams”), each a wholly-owned subsidiary of Madison Square Garden Sports Corp. (“MSG Sports”), on the other hand (the “Transactions”). The Transactions were subject to the execution of definitive documents containing terms consistent with those set forth in the Transaction Support Agreement (including the term sheet attached thereto as Exhibit A). On June 27, 2025 (the “Effective Date”), the Transactions contemplated by the Transaction Support Agreement were consummated, as further described below.

Item 1.01.	Entry into a Material Definitive Agreement.

On the Effective Date, the Borrower, MSG Networks, MSGN Eden, Regional MSGN, Rainbow Garden Corp., a wholly-owned subsidiary of MSG Networks (“Rainbow Garden Corp.” and, collectively with MSG Networks, MSGN Eden and Regional MSGN, the “Holdings Entities”), and certain subsidiaries of the Borrower entered into a second amended and restated credit agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto (the “Lenders”). The Credit Agreement amends and restates the Borrower’s prior credit agreement, dated as of October 11, 2019 (as amended, supplemented and otherwise modified prior to the date hereof, the “Existing Credit Agreement”), in its entirety. The terms of the Credit Agreement are consistent with those contemplated by the Transaction Support Agreement.

The Facility

Pursuant to the Credit Agreement, the Borrower’s existing credit facility has been replaced with a new $210 million term loan facility (the “New Term Loan Facility”), which matures in December 2029. The outstanding borrowings under the New Term Loan Facility bear interest at a rate per annum equal to SOFR plus 5.00%. On the Effective Date, the Borrower made a cash payment of $80 million (including a $15 million capital contribution from the Company to MSG Networks) to the Lenders.

Guarantees and Security

All obligations under the Credit Agreement are guaranteed by the Holdings Entities and the Borrower’s existing direct and indirect domestic subsidiaries that are not designated as unrestricted subsidiaries and any of the Borrower’s future direct and indirect subsidiaries (the “Subsidiary Guarantors” and, together with the Holdings Entities, the “Guarantors”). All obligations under the Credit Agreement, including the guarantees of those obligations, are secured by certain of the assets of the Borrower and each Guarantor, including, but not limited to, a pledge of the equity interests of the Borrower held directly by the Holdings Entities and the equity interests in each Subsidiary Guarantor held directly or indirectly by the Borrower. The Company, Sphere Entertainment Group, LLC (“Sphere Entertainment Group”) and the subsidiaries of Sphere Entertainment Group (collectively, the “Non-Credit Parties”) are not legally obligated to repay the outstanding borrowings under the New Term Loan Facility, nor are the assets of the Non-Credit Parties pledged as security under the New Term Loan Facility.

Prepayments

The New Term Loan Facility has a fixed amortization of $10 million per quarter, beginning with the quarter ending September 30, 2025. The Borrower is required to make mandatory prepayments pursuant to a mandatory cash sweep, determined at the end of each fiscal quarter, that requires 100% of the Borrower and its Subsidiary Guarantors’ excess balance sheet cash over certain thresholds (subject to certain exclusions) to be used to repay the principal amount outstanding. The Borrower is further required to make mandatory prepayments in certain circumstances, including from the net cash proceeds of certain dispositions of assets or casualty insurance and/or condemnation awards (subject to a threshold below which payments are not required, as well as certain reinvestment, repair and replacement rights) and upon the incurrence of indebtedness (subject to certain exceptions).

Subject to customary notice and minimum amount conditions, the Borrower may voluntarily prepay outstanding loans under the Credit Agreement at any time, in whole or in part, without premium or penalty (except for customary breakage costs with respect to Term Benchmark (as defined in the Credit Agreement) loans).

Representations and Warranties, Covenants and Events of Default

The Credit Agreement and the related security agreement contain certain customary representations and warranties, affirmative covenants and events of default.

The Credit Agreement contains certain restrictions on the ability of the Borrower and the Subsidiary Guarantors to take certain actions as provided in (and subject to various exceptions and baskets set forth in) the Credit Agreement, including without limitation the following: (i) incurring additional indebtedness and contingent liabilities; (ii) creating or granting liens on certain assets; (iii) making investments, loans or advances in or to other persons, (iv) paying dividends and distributions or repurchasing capital stock; (v) changing its lines of business; (vi) engaging in certain transactions with affiliates; (vii) amending specified agreements; (viii) with respect to restricted subsidiaries, issuing shares of stock such that the Borrower’s ownership of any such restricted subsidiary is reduced; (ix) merging, dissolving, liquidating, consolidation, or disposing of all or substantially all of its assets; (x) making certain dispositions; (xi) making certain changes to its accounting practices; (xii) entering into agreements that restrict the granting of liens; (xiii) requesting any borrowing the proceeds of which are used in violation anti-corruption laws or sanctions; (xiv) engaging in a liability management transaction; and (xv) limiting certain operating expenses incurred by the Borrower and the Guarantors. The Holdings Entities are subject to the restrictions described in the foregoing clauses (iv) and (xv), as well as customary passive holding company covenants.

The Credit Agreement has been filed as Exhibit 10.1 to this Current Report on Form 8-K and the description of the agreement contained herein is qualified in its entirety by reference to the agreement which is incorporated into this Item 1.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

In connection with the Transactions, as of the Effective Date, certain parties to the Transaction Support Agreement have entered into certain other agreements, as described herein.

Investor Agreement

On the Effective Date, MSG Networks, the Borrower, MSGN Eden, Regional MSGN, Rainbow Garden Corp. and the Company entered into an Investor Agreement (the “Investor Agreement”), pursuant to which (i) the Company made a capital contribution to MSG Networks in an amount equal to $15 million; (ii) the parties thereto agreed that the Borrower will be a part of the same affiliated group of which the Company is the common parent that files U.S. federal income tax returns on a consolidated basis; (iii) the Company agreed to forgive any outstanding balances owed by the Borrower or Holdings Entities and their subsidiaries in respect of shared services provided by or on behalf of the Company to the Borrower or Holdings Entities and their subsidiaries through June 30, 2025; and (iv) the Company agreed to provide shared services to the Borrower and Holdings Entities and their subsidiaries at a reduced rate until December 31, 2029.

Limited Partnership Agreement of the Borrower

On the Effective Date, the Limited Partnership Agreement of the Borrower was amended to provide for the issuance of contingent interest units (the “Contingent Interest Units”) to the Lenders. Beginning with the fiscal calendar year-end following the repayment in full of the New Term Loan Facility, the Contingent Interest Units entitle the Lenders to receive annual payments in an amount equal to 50% of the difference between the Borrower’s balance sheet cash and certain minimum cash balances, specified with respect to the applicable measurement date, until the earlier of (i) December 31, 2029 and (ii) payment of $100 million in the aggregate to the Lenders. The Contingent Interest Units are also entitled to receive 50% of the proceeds of a merger and/or acquisition event related to MSG Networks and its subsidiaries occurring prior to December 31, 2029, subject to an aggregate cap of $100 million considered together with the annual payments of excess cash described in the previous sentence.

Amendments to Media Rights Agreements

The media rights agreements between subsidiaries of MSG Networks, on the one hand, and the Teams, on the other hand, were amended, effective as of January 1, 2025, as follows:

•	New York Knicks:

•	a reduction of 28% in the annual rights fee;

•	an elimination of the annual rights fee escalator; and

•	a change to the contract expiration date to the end of the 2028-29 season, subject to a right of first refusal in favor of MSG Networks;

•	New York Rangers:

•	a reduction of 18% in the annual rights fee;

•	an elimination of the annual rights fee escalator; and

•	a change to the contract expiration date to the end of the 2028-29 season, subject to a right of first refusal in favor of MSG Networks.

MSG Networks also entered into amendments with certain other professional sports teams that provide for, among other matters, reductions in the annual rights fees payable to such teams.

Warrant for Common Stock of MSG Networks

MSG Networks issued penny warrants to MSG Sports exercisable for 19.9% of the common stock of MSG Networks.

Mutual Release Agreement

The parties to the Transaction Support Agreement entered into a Mutual Release Agreement providing for a customary mutual release of claims among the parties thereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Second Amended and Restated Credit Agreement, dated as of June 27, 2025, by and among MSG Networks Inc., MSGN Holdings, L.P., MSGN Eden, LLC, Regional MSGN Holdings LLC, Rainbow Garden Corp., certain subsidiaries of MSGN Holdings, L.P., JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPHERE ENTERTAINMENT CO.
(Registrant)

By:	/s/ Mark C. Cresitello
Name:	Mark C. Cresitello
Title:	Senior Vice President, Deputy General Counsel & Secretary

Dated: June 27, 2025